UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MORPHIC HOLDING, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2022
To My Fellow Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Morphic Holding, Inc. to be held virtually via a live webcast by visiting www.virtualshareholdermeeting.com/MORF2022 on Wednesday, June 8, 2022 at 1:00 p.m. (Eastern Time). We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the coronavirus (COVID-19) pandemic. As a result of the continuing situation of the COVID-19 pandemic, we have decided to hold the Annual Meeting solely by means of remote communication via live webcast. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. This approach also lowers costs and enables participation from our global community.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.
The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 29, 2022, we expect to mail a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our 2021 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email, if desired.
The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.
Your vote is important.
Whether or not you plan to attend the meeting virtually, please vote on the internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Praveen P. Tipirneni, M.D.
Chief Executive Officer

MORPHIC HOLDING, INC.
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
The 2022 Annual Meeting of Stockholders of Morphic Holding, Inc. will be held virtually via a live webcast by visiting www.virtualshareholdermeeting.com/MORF2022 on Wednesday, June 8, 2022 at 1:00 p.m. (Eastern Time). During the live webcast you will be able to participate, vote and ask questions. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect three Class III directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.	To approve, on a non-binding advisory basis, the compensation paid to the Company's Named Executive Officers.
4.	To select, on a non-binding advisory basis, the frequency of future non-binding advisory votes on the compensation paid to the Named Executive Officers.
5.	To approve revised limits on awards to non-employee directors under the 2019 Equity Incentive Plan.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 11, 2022 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting by inspection at our offices at 35 Gatehouse Drive A2, Waltham, MA 02451. If you are a current stockholder and would like to review the list, please contact our Investor Relations department at 781-996-0955 or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A. by email through their website at www.computershare.com or by phone at 1-800-736-3001. The stockholder list will also be available during the live webcast via link to any registered stockholders who are signed into the live webcast by visiting www.virtualshareholdermeeting.com/MORF2022 after entering your 16-digit control number.
Your vote as a Morphic Holding, Inc. stockholder is very important. Each share of common stock that you own represents one vote.
Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

William D. DeVaul
Corporate Secretary
35 Gatehouse Drive A2
Waltham, Massachusetts
April 29, 2022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 8, 2022: the Proxy Statement and our 2021 Annual Report on Form 10-K are available at https://morphictx.gcs-web.com/sec-filings.

MORPHIC HOLDING, INC.
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

MORPHIC HOLDING, INC.
35 Gatehouse Drive, A2
Waltham, Massachusetts 02451
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 2022
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of Morphic Holding, Inc., or the Company, for use at the Company’s 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually via a live webcast by visiting www.virtualshareholdermeeting.com/MORF2022 on Wednesday, June 8, 2022 at 1:00 p.m. (Eastern Time). We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the coronavirus (COVID-19) pandemic. As a result of the continuing situation of the COVID-19 pandemic, we have decided to hold the Annual Meeting solely by means of remote communication via live webcast during which you will be able to participate, vote and ask questions. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. This approach also lowers costs and enables participation from our global community. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 29, 2022, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum
Only holders of record of common stock at the close of business on April 11, 2022, the record date, will be entitled to vote at the meeting. At the close of business on April 11, 2022, 38,015,005 shares of common stock were outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION
Voting Rights; Required Vote
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 11, 2022, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name. If on April 11, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 11, 2022, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL”, “WITHHOLD ALL” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal. Approval of the amendment and restatement of the 2019 Equity Incentive Plan to provide (1) a limit of $750,000 combined total value of shares and cash compensation received for services as a non-employee director in each calendar year, and (2) a limit of $1,000,000 in combined total value of shares and cash compensation received for services as a non-employee director in the calendar year of a non-employee director’s initial year of service will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, the ratification of the appointment of Ernst & Young LLP, the non-binding advisory vote on Named Executive Officer compensation, the non-binding advisory vote on the frequency of future non-binding advisory votes on Named Executive Officer compensation or the approval of revised limits on awards to non-employee directors under the 2019 Equity Incentive Plan. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors, the ratification of the appointment of Ernst & Young LLP, the non-binding advisory vote on Named Executive Officer compensation, the non-binding advisory vote on the frequency of future non-binding advisory votes on Named Executive Officer compensation or the approval of revised limits on awards to non-employee directors under the 2019 Equity Incentive Plan, but are counted in the determination of a quorum.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote FOR ALL nominees in the election of the Class III directors named in this proxy statement (Proposal 1), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2), FOR the non-binding advisory resolution approving the compensation of the Company's Named Executive Officers (Proposal 3), for holding the non-binding advisory vote on the compensation of the Company's Named Executive Officers every ONE YEAR (Proposal 4) and FOR the approval of revised limits on awards to non-employee directors under the 2019 Equity Incentive Plan (Proposal 5).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1 and approval of the revised limits on awards to non-employee directors under the 2019 Equity Incentive Plan with respect to our non-employee directors.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote through the internet or by telephone - in order to do so, please follow the instructions shown on your proxy card; or
•
vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/MORF2022. You will need the control number included on your proxy card; or

•	vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.
Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 7, 2022. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may vote “FOR ALL”, “WITHHOLD ALL” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. For Proposals 2, 3 and 5, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 4, you may vote “ONE YEAR,” “TWO YEARS” or “THREE YEARS.” Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the internet or by telephone; or
•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the internet;
•	instruct us to mail paper copies of our future proxy materials to you; and
•	instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investor.morphictx.com/corporate-governance.
Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (Praveen P. Tipirneni, M.D. and Gustav Christensen, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.
Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.
Cybersecurity Risk Oversight
Securing the information of participants in our studies, medical professionals, team members, and other third parties is important to us. We have adopted physical, technological, and administrative controls on data security, and have a defined procedure for data incident detection, containment, response, and remediation. While everyone at our company plays a part in managing these risks, oversight responsibility is shared by our Board of Directors, our Audit Committee, and management.
Director Independence
Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Susannah Gray, Nisha Nanda, Martin Edwards, Amir Nashat, Timothy A. Springer, Norbert Bischofberger, Joseph P. Slattery, CPA, and Gustav Christensen, representing eight of our nine continuing directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investor.morphictx.com/corporate-governance.
Audit Committee
Our Audit Committee currently comprises Susannah Gray, Martin Edwards and Joseph P. Slattery, CPA who is also the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Slattery is an “Audit Committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	the qualifications, independence and performance of our independent auditors;
•	the preparation of the Audit Committee report to be included in our annual proxy statement;
•	our compliance with legal and regulatory requirements;
•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
•	reviewing and approving related-person transactions.
Compensation Committee
Our Compensation Committee comprises Norbert Bischofberger, Joseph P. Slattery, CPA, and Gustav Christensen who is also the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;
•	administering our cash-based and equity-based compensation plans; and
•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.
The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of

Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.
The Compensation Committee engaged an independent executive compensation consulting firm, Aon’s Human Capital Solutions practice a division of Aon plc (“Aon”), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for the fiscal year ended December 31, 2021. Specifically, Aon was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current director, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•	review market practices regarding equity programs.
Representatives of Aon met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2021, Aon worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Aon during the fiscal year ended December 31, 2021 raised any conflict of interest.
Nominating and Governance Committee
Our Nominating and Governance Committee comprises Gustav Christensen and Amir Nashat, who is the Chair of our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	advising our Board of Directors on other corporate governance matters.
Codes of Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at https://investor.morphictx.com/corporate-governance.
Board and Committee Meetings and Attendance
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2021, the Board of Directors held meetings seven times, including through telephonic meetings, and acted by unanimous written consent four times; the Audit Committee met five times, including through telephonic meetings; the Compensation Committee met five times, including through telephonic meetings, and the Nominating and Governance Committee met two times, including through telephonic meetings. During 2021, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting
We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to:
Morphic Holding, Inc.
c/o Corporate Secretary
35 Gatehouse Drive A2
Waltham, MA 02451
All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.
Considerations in Evaluating Director Nominees
The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.
Director Qualifications; Diversity
With the goal of developing a diverse, experienced and highly qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board of Directors to possess. We value diversity on a company-wide basis and seek to achieve a mix of members to our Board of Directors that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the Board of Directors does not establish specific goals with respect to diversity, the Board of Directors’ overall diversity is a significant consideration in the director nomination process.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory rules and the Nasdaq listing requirements and the provisions of our restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines, and charters of the committees of our Board of Directors. In addition, neither our Board of Directors nor our nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote Board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.
See below for the diversity matrix of our Board of Directors as of December 31, 2021:

Total Number of Directors: 10 directors
	Female	Male
Gender Identity
Directors	2	8
Demographic Background
Asian	1	3
White	1	5
Stockholder Recommendations for Nominations to the Board of Directors
The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, MA 02451. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the anniversary of the preceding year’s annual meeting, except that in the case of our first annual meeting following our initial public offering or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices (1) not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and (2) not later than the close of business on the later of the 75th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS
Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders to be held in 2023 and 2024, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Martin Edwards, Nisha Nanda and Praveen P. Tipirneni, each an incumbent Class III director. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class III nominees be elected as a Class III director for a three-year term expiring at the annual meeting of stockholders to be held in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Each director will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL”, “WITHHOLD ALL” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by proxies will be voted “FOR” the election of each of the Class III nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.
Nominees to the Board of Directors
The nominees and their ages as of December 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Martin Edwards, M.D.(2)	66	Class III Director
Nisha Nanda, Ph.D.	47	Class III Director
Praveen P. Tipirneni, M.D.	53	Class III Director

(2)	Member of our Audit Committee
Martin Edwards, M.D. has served as a member of our Board since December 2020. From 2003 until September 2020, Dr. Edwards has held various positions at Novo Holdings A/S, a life sciences investor, and most recently as Senior Partner (part time) at Novo Ventures, the venture capital arm of Novo A/S. Earlier in his career, he was Corporate VP and Global Head of Drug Development for Novo Nordisk A/S, where he led pre-clinical and clinical drug development. Prior to this role, Dr. Edwards was Chief Executive Officer of ReNeuron Ltd. and Chief Medical Officer/Vice President at Zymogenetics. He is currently on the Board of Directors of KalVista Pharmaceuticals, Inc., Verona Pharma, Reata Pharmaceuticals Inc. and Inozyme Pharma Inc. Dr. Edwards was trained in physiology and medicine at the University of Manchester (UK), where he obtained his MBChB. He was elected a Member of the Royal College of Physicians, a Member with distinction of the Royal College of General Practitioners, a Fellow of the Faculty of Pharmaceutical Medicine and holds an MBA from the University of Warwick. In 2009, Dr. Edwards was made Adjunct Professor at CBS SIMI in Copenhagen. We believe Dr. Edwards is qualified to serve on our Board of Directors because of his extensive experience and knowledge in the biotechnology industry.
Nisha Nanda, Ph.D. has served as a member of our Board of Directors since August 2021. Dr. Nanda currently serves as the Chief Development Officer and R&D Chief Operations Officer at Loxo Oncology at Lilly, a biotech company and division of Eli Lilly & Co., having assumed the role in January 2019, and was Loxo Oncology’s Senior Vice President of Development Strategy from January 2017 to December 2018 and Vice President of Development Strategy from February 2014 to January 2017. Prior to that, Dr. Nanda was Senior Director of Clinical Science at Onyx Pharmaceuticals, from February 2012 to February 2014. Dr. Nanda received her BSc Hons in Biochemistry and Molecular Genetics from the University of New South Wales and a Ph.D. in Biochemistry and Molecular Genetics from the University of New South Wales and the Victor Chang Cardiac Research Institute. We believe that Dr. Nanda is qualified to serve on our Board of Directors because of her extensive scientific research experience in the biopharmaceutical and molecular genetics’ industry.

Praveen P. Tipirneni, M.D. has served as our President and Chief Executive Officer and a member of our Board of Directors since July 2015. Previously, he served as the Senior Vice President of Corporate Development and Global Strategy at Cubist Pharmaceuticals, Inc., a biotechnology company focused on antibiotics, from November 2002 to February 2015. Prior to Cubist Pharmaceuticals, Dr. Tipirneni also held management positions at Sun Microsystems, Inc., Covad Communications Group and Deltagen, Inc. Dr. Tipirneni received a B.A. in Mechanical Engineering from Massachusetts Institute of Technology, an M.D. from McGill University and an MBA from the Wharton School of Business of the University of Pennsylvania. Dr. Tipirneni currently serves as a member of the Board of Directors of Panacea Acquisition Corp. II. We believe that Dr. Tipirneni is qualified to serve on our Board of Directors because of his experience with biotechnology companies, including working with and serving in various executive positions in life sciences companies.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, as of December 31, 2021, are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Norbert Bischofberger, Ph.D.(1)	66	Class I Director
Joseph P. Slattery, CPA(1)(2)	56	Class I Director
Timothy A. Springer, Ph.D.	73	Class I Director
Gustav Christensen, MBA(1)(3)	74	Class II Director
Susannah Gray, MBA(2)	61	Class II Director
Amir Nashat, Sc.D.(3)	48	Class II Director

(1)	Member of our Compensation Committee
(2)	Member of our Audit Committee
(3)	Member of our Nominating and Governance Committee
Norbert Bischofberger, Ph.D. has served as a member of our Board of Directors since June 2019. Dr. Bischofberger has served as President and Chief Executive Officer of Kronos Bio, Inc., a biotechnology company, since August 2018. From August 1990 to August 2018, Dr. Bischofberger held various positions at Gilead Sciences, a biopharmaceutical company, and most recently served Gilead as Executive Vice President, Research and Development and Chief Scientific Officer. Prior to Gilead, Dr. Bischofberger served as a Senior Scientist in the DNA Synthesis group at Genentech, Inc., a biotechnology company, from 1986 to 1990. Currently, he serves on the Supervisory Board of Bayer AG and the Board of Directors of Kronos Bio, Inc. Dr. Bischofberger received a Ph.D. in Organic Chemistry from the Eidgenossische Technische Hochschule in Zurich, Switzerland and an M.S. in Chemistry from the University of Innsbruck. We believe that Dr. Bischofberger is qualified to serve on our Board of Directors because of his extensive management and research experience in the biopharmaceutical industry.
Joseph P. Slattery, CPA has served as a member of our Board of Directors since May 2019. From October 2013 through December 2019, he served as Executive Vice President and Chief Financial Officer of TransEnterix, Inc., a medical device company. Mr. Slattery served as Executive Vice President and Chief Financial Officer at Baxano Surgical Inc., a minimally invasive spinal surgery company, from April 2010 to September 2013. From February 1996 to August 2007, he served in finance and accounting roles including Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corp., a molecular diagnostics company acquired by Qiagen, N.V. in 2007. Currently, he serves on the Boards of Directors of Replimune Group, Inc., Omega Alpha SPAC and CVRx, Inc. Mr. Slattery earned a B.S. in Accounting from Bentley University and is a certified public accountant. We believe that Mr. Slattery is qualified to serve on our Board of Directors due to his extensive finance and business experience in the life sciences industry.
Timothy A. Springer, Ph.D. founded our company in August 2014 and has served as a scientific advisor to us and as a member of our Board of Directors since June 2015. Since 1989, Dr. Springer has served as the Latham Family Professor at Harvard Medical School. He has also served as Senior Investigator in the Program in Cellular and Molecular Medicine at Boston Children's Hospital since 2012, and as a Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School and Professor of Medicine at Boston Children's Hospital since 2011. Dr. Springer was the Founder of LeukoSite, a biotechnology company acquired by Millennium Pharmaceuticals in 1999. Additionally, he is a founder and investor in Scholar Rock Holding Corporation and served as a member of its Board from October 2012 to May 2019. He has also served Selecta Biosciences Inc. as a scientific advisor since December 2008 and as a member of its Board since June 2016. Dr. Springer is a member of the National Academy of Sciences and his honors include the Crafoord Prize, the American Association of Immunologists Meritorious Career Award, the Stratton Medal from the American Society of Hematology, and the Basic Research Prize from the American Heart Association. Dr. Springer received a B.A. in Biochemistry from the University of California, Berkeley, and a Ph.D. in Biochemistry and Molecular Biology from Harvard University. We believe that Dr. Springer is qualified to serve on our Board of Directors because of his extensive knowledge of the integrin field and his investment, business and board experience with biopharmaceutical companies.
Gustav Christensen, MBA has served as a member of our Board of Directors since January 2016. Mr. Christensen was most recently the President and Chief Executive Officer and director at Dyax Corp., a biopharmaceutical company, where he worked from April 2007 to February 2016. Prior to joining Dyax, Mr. Christensen was a Managing Director at Apeiron Partners, LLC, a boutique life sciences firm, where he worked from 2005 until 2007. Mr. Christensen currently serves on the Board of Directors of Generation Bio Co. Mr. Christensen received his M.Sc. in Economics from the University of Aarhus (Denmark) and his MBA from Harvard Business School. We believe that Mr. Christensen is qualified to serve on our Board of Directors due to his extensive management and business experience in the life sciences industry and in the commercialization of pharmaceutical products.
Susannah Gray, MBA, has served as a member of our Board of since April 2021. Ms. Gray has served as the Executive Vice President and Chief Financial Officer of Royalty Pharma, the largest aggregator of pharmaceutical royalty interests worldwide, from January 2005 to December 2018. Ms. Gray took on additional responsibility as the head of Strategy of Royalty Pharma from December 2018 to September 2019. Prior to joining Royalty Pharma, Ms. Gray had a 14-year career in banking, working in various capacities within high yield and structured finance departments of Chase Securities, Merrill Lynch and CIBC World Markets. Ms. Gray currently serves as a member of the Board of Directors, a member of the Audit Committee and the chairperson of the Compensation Committee of 4D Molecular Therapeutics, and also serves as a member of the Board of Directors and the chairperson of the Audit Committee of Maravai Life Sciences. Ms. Gray also serves as a member the Boards of Wesleyan University, the Susan G. Komen Foundation, the German Marshall Fund and StreetSquash. Ms. Gray received a B.A., with honors, from Wesleyan University in 1982 and an MBA. from Columbia University in 1990. We believe Ms. Gray is qualified to serve as a member of our Board of Directors based on her experience in corporate finance and capital markets and previous experience in investment banking covering the healthcare sector.
Amir Nashat, Sc.D. previously served as a member of our Board of Directors from June 2015 through June 2016 and has served as a member of our Board of Directors since June 2017. Dr. Nashat is a managing partner at Polaris Partners, a venture capital firm, where he has worked since 2002. Dr. Nashat was also the founding Chief Executive Officer of Living Proof, Inc. and Sun Catalytix Corporation. Dr. Nashat currently represents Polaris as a director of Metacrine, Inc., Scholar Rock Holding Corporation and Syros Pharmaceuticals, Inc., as well as on the Board of Directors of several private companies. Dr. Nashat was previously a director of aTyr Pharma, Inc., Fate Therapeutics, Inc. and Selecta Biosciences, Inc. Dr. Nashat also serves on the Partners Innovation Fund, the Investment Advisory Committee for The Engine at MIT, and helped launch the MIT Sandbox Innovation Fund as its active President. Dr. Nashat previously served on the Board of the New England Venture Capital Association. Dr. Nashat received an M.S. and B.S. in Materials Science and Mechanical Engineering from the University of California, Berkeley and a Sc.D. as a Hertz Fellow in Chemical Engineering at the Massachusetts Institute of Technology with a minor in Biology under Dr. Robert Langer. We believe that Dr. Nashat's biotechnology investment experience qualifies him to serve on our Board of Directors.
Family Relationships
There are no familial relationships among any of our directors and executive officers.
Non-Employee Director Compensation
The Compensation Committee periodically evaluates the appropriate level and form of compensation for non-employee directors and recommends changes, if any, to the Board of Directors. In connection with this assessment, our Compensation Committee and Board of Directors evaluate per non-employee director pay as well as total non-employee director pay relative to our peers and the market. The Compensation Committee considers advice from the Compensation Committee’s independent consultant, Aon, in connection with this evaluation when appropriate. Our Compensation Committee anticipates again evaluating the compensation program prior to our 2022 Annual Meeting. Our Board of Directors reviews the Compensation Committee’s recommendations and then determines the amount of director compensation. As described more fully below, non-employee director compensation is in the form of equity to align further the longer-term interests of the individual directors with those of our stockholders.

For the year ended December 31, 2021, our non-employee directors received the following compensation (as approved by our Board of Directors):

o
Cash Compensation. Each non-employee director received an annual cash payment of $35,000. Additionally, the Chairman of our Board of Directors received an additional annual cash payment of $30,000; the Chairmen of our Audit, Compensation and Nominating and Governance Committee received an additional annual cash payment of $15,000, $10,000 and $8,000 respectively; and the members of our Audit, Compensation and Nominating and Governance Committee received an additional annual cash payment of $7,500, $5,000 and $4,000 respectively. Cash fees were paid quarterly in arrears and pro-rated for partial quarters served.

o
Equity Compensation. During the year ended December 31, 2021, each new non-employee director who joined our Board of Directors was granted an option to purchase 24,000 shares of our common stock (or such lower number of shares to comply with the limits set forth in the 2019 Equity Incentive Plan as in effect when such grant was approved) upon the director's initial appointment to our board of directors. Such grant will vest as follows: 25% will vest on the first anniversary of the date of grant and the remaining 75% will vest in eight substantially equal quarterly installments on each quarterly anniversary of the first anniversary of the date of grant, such that the grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director's continued service on each applicable vesting date. On the date of our 2021 annual meeting of stockholders, each non-employee director who continued to serve on our Board of Directors immediately following such meeting was granted an option grant to purchase 12,000 of shares of our common stock (or such lower number of shares to comply with the limits set forth in the 2019 Equity Incentive Plan as in effect when such grant was approved), which grant will vest on the one-year anniversary of the date of the grant, such that the grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director's continued service on the applicable vesting date.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors. In January 2022, the annual cash retainer was increased to $40,000.
The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2021. Our President and Chief Executive Officer, Dr. Tipirneni, receives no compensation for his service as a director. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our Board of Directors) or any equity or non-equity awards in the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Norbert Bischofberger, Ph.D.(2)	40,000	459,972	499,972
Gustav Christensen, MBA(3)	74,333	425,642	499,975
Martin Edwards, M.D.(4)	35,000	464,996	499,996
Susannah Gray, MBA(5)	28,805	721,169	749,974
Nilesh Kumar, Ph.D.(6)	—	—	—
Nisha Nanda, Ph.D.(7)	12,890	737,096	749,986
Amir Nashat, Sc.D.(8)	39,000	460,995	499,995
Joseph P. Slattery, CPA(9)	52,708	447,272	499,980
Timothy Springer, Ph.D.(10)	35,000	464,996	499,996

(1)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the director during the year ended December 31, 2021 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 to the audited consolidated financial statements included in the Form 10-K for the year ended December 31, 2021. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the director from the options.

(2)	As of December 31, 2021, Dr. Bischofberger had options to purchase 45,888 shares of the Company's common stock.
(3)	As of December 31, 2021, Mr. Christensen had options to purchase 45,150 shares of the Company's common stock.
(4)	As of December 31, 2021, Dr. Edwards had options to purchase 33,996 shares of the Company's common stock.
(5)	On April 27, 2021, Ms. Gray was appointed to the Board. As of December 31, 2021, Ms. Gray had options to purchase 18,111 shares of the Company's common stock.
(6)
Dr. Kumar did not receive any fees or reimbursement of any expenses or any equity or non-equity awards in the year ended December 31, 2021. Dr. Kumar has resigned from the Board, effective February 24, 2022.

(7)	On August 19, 2021, Dr. Nanda was appointed to the Board. As of December 31, 2021, Dr. Nanda had options to purchase 18,177 shares of the Company's common stock.
(8)	As of December 31, 2021, Dr. Nashat had options to purchase 45,910 shares of the Company's common stock.
(9)	As of December 31, 2021, Mr. Slattery had options to purchase 45,615 shares of the Company's common stock.
(10)	As of December 31, 2021, Dr. Springer had options to purchase 140,284 shares of the Company's common stock. In December 2019, we entered into a consulting agreement with Dr. Springer to provide advisory services related to our research and development programs for a period of three years. Pursuant to the terms of the consulting agreement, we granted Dr. Springer a stock option to purchase 90,000 shares. For additional information regarding Dr. Springer's consulting arrangement with us, see the section entitled “Certain Relationships and Related Party Transactions — Transactions with Timothy A. Springer, Ph.D.”
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN THE ELECTION OF CLASS III DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2022. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2021 and 2020. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.
The following table presents fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2021 and 2020.

Fee Category	2021	2020
Audit Fees (1)	$1,104,000	$700,000
Audit-Related Fees	—	—
Total Fees	$1,104,000	$700,000

(1)	Audit fees for 2021 and 2020 consist of fees for the audit of our consolidated financial statements and internal controls over financial reporting in 2021, and the review of our interim financial statements, consultations on accounting matters directly related to the audit and comfort letter procedures in connection with financing activities.
Principal Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A(a)(1) of the Securities Exchange Act, our Board of Directors is providing our stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.
As described under the section entitled "Executive Compensation," we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our Named Executive Officers to exert their best efforts for our success.
We are requesting that stockholders cast a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules in this Proxy Statement for the 2022 Annual Meeting (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables) is hereby APPROVED.
As an advisory vote, this proposal is not binding upon us. However, our Board of Directors and the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(2) of the Securities Exchange Act, the Board of Directors is providing our stockholders with an opportunity to provide an advisory vote to determine whether future non-binding advisory stockholder votes on the compensation of our Named Executive Officers should occur every one, two or three years.
After careful consideration, our Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate approach for our company because it allows stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote provides the greatest opportunity for stockholder input and constructive communication, by enabling the vote to correspond to the compensation information presented in this proxy statement for each Annual Meeting. In addition, an annual advisory vote on the compensation of our Named Executive Officers is consistent with our policy of reviewing our compensation programs annually. We believe the establishment of an annual vote would be the best governance practice for our company at this time.
The frequency choice that receives the highest number of votes cast will be considered to be the preferred frequency of our stockholders with which we are to hold future non-binding stockholder advisory “say-on-pay” votes on the compensation of our Named Executive Officers. Our Board of Directors will take into consideration the outcome of this vote in determining the frequency of future non-binding, advisory votes on the compensation of our Named Executive Officers. However, because this vote is advisory and non-binding, our Board of Directors may decide that it is in our best interests and those of our stockholders to hold the advisory vote to approve the compensation of our Named Executive Officers more or less frequently.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF EVERY “ONE YEAR” YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED A NON-BINDING ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION.

PROPOSAL NO. 5
APPROVAL OF AMENDMENT & RESTATEMENT OF THE 2019 EQUITY INCENTIVE PLAN

Overview

Our 2019 Equity Incentive Plan (our “2019 Plan”) was initially adopted by our Board of Directors on June 10, 2019 and subsequently approved by our stockholders. The 2019 Plan then became effective in June 2019 in connection with our initial public offering. Our Board of Directors adopted the Restated 2019 Plan (defined below) on April 27, 2022, subject to approval by our stockholders.
We are asking our stockholders to approve an amendment and restatement of our 2019 Plan to revise the total annual compensation that may be awarded to our non-employee directors to $750,000 (from $500,000 under the 2019 Plan), increased to $1,000,000 (from $750,000 under the 2019 Plan) in the calendar year in which the director first becomes a non-employee director, with such annual compensation limit to cover equity awards granted in such calendar year combined with cash compensation for such calendar year, as calculated under the Restated 2019 Plan (as amended, the “Restated 2019 Plan”).
If the Restated 2019 Plan is not approved, our current 2019 Plan will remain as-is and the limits on total annual compensation that may be awarded to our non-employee directors previously approved by our stockholders will remain unchanged.
Reasons for the Amendment and Restatement of the 2019 Plan
We are asking our stockholders to approve the Restated 2019 Plan because we strongly believe that it will permit the company to continue to grant competitive equity awards to attract, motivate and retain highly qualified non-employee directors in the intensely competitive biotechnology and pharmaceutical industry. Based on market data provided by Aon and reviewed by our Compensation Committee, these limits are aligned with peer practices.
We are an early-stage company. Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our industry. We use equity awards to incentivize eligible employees, non-employee directors and consultants who provide significant services to us. We believe that providing an equity stake in the future success of our business attracts, retains and motivates our employees and other service providers, including our non-employee directors, to innovate and work hard, aligns employee and stockholder interests and links compensation with company performance. If our stockholders do not approve the Restated 2019 Plan, we will be limited in our ability to continue to issue awards to non-employee directors under the 2019 Plan in numbers sufficient to attract or motivate the highly qualified non-employee directors we need to recruit or retain.
Current 2019 Plan & Outstanding Equity Award Information
As of April 18, 2022, there were (i) 4,423,320 shares issuable upon the exercise of outstanding time-vesting stock options with a weighted-average exercise price of $29.34 per share and weighted-average remaining term of 8.33 years, (ii) 266,100 shares subject to outstanding restricted stock units (“RSUs”) with no exercise price, (iii) 1,842,945 shares available for grant under the 2019 Plan, and (iv) no shares available for grant under our 2018 Equity Incentive Plan (the “2018 Plan”). As of April 18, 2022, there were 38,266,599 total shares of our common stock outstanding. The closing price per share of our common stock as reported by Nasdaq on April 18, 2022 was $37.85.
Summary of the Restated 2019 Plan
The following is a summary of the principal provisions of the proposed Restated 2019 Plan. This summary is qualified in its entirety by reference to the full text of the proposed Restated 2019 Plan, which is attached.
On June 10, 2019, our Board of Directors adopted our 2019 Plan, which became effective in June 2019 in connection with our initial public offering and serves as the successor to our 2018 Plan. The Restated 2019 Plan was adopted by our Board of Directors on April 27, 2022, and will only become effective on the date it is approved by our stockholders.
As of April 18, 2022, there were 1,842,945 shares of common stock available for future grant under our 2019 Plan, plus (i) any future shares added pursuant to an automatic increase provision (the “Evergreen Provision”) until its expiration in January 2029 and (ii) any shares that have been, or are eligible to be, added to the plan pursuant to the provisions described below. Pursuant to the Evergreen Provision, the number of shares of common stock reserved for issuance under our 2019 Plan has increased, and will increase, automatically on January 1 of each of 2020 through 2029 by the number of shares equal to the lesser of 4% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31, or a lesser number of shares as may be determined by our Board of Directors. The Evergreen Provision will not be modified or extended under the Restated 2019 Plan.
In addition, the following shares will again be available for issuance pursuant to awards granted under our 2019 Plan:
•shares subject to options or SARs granted under our 2019 Plan that cease to be subject to the option or SAR for any reason other than exercise of the option or SAR;
•shares subject to awards granted under our 2019 Plan that are subsequently forfeited or repurchased by us at the original issue price;
•shares subject to awards granted under our 2019 Plan that otherwise terminate without such shares being issued;
•shares subject to awards granted under our 2019 Plan that are surrendered, cancelled or exchanged for cash or a different award (or combination thereof);
•shares issuable upon the exercise of options or subject to other awards granted under our 2018 Plan that cease to be subject to such options or other awards, by forfeiture or otherwise, after the termination of the 2018 Plan;
•shares of common stock subject to awards granted prior to the effectiveness of the 2018 Plan that are forfeited to or otherwise repurchased by us;
•shares subject to awards granted under our 2018 Plan that are forfeited or repurchased by us at the original price after the termination of the 2018 Plan; and
•shares subject to awards under our 2018 Plan or our 2019 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.
Administration. Our Restated 2019 Plan will be administered by our Compensation Committee, or by our Board of Directors acting in place of our Compensation Committee. Subject to the terms and conditions of the Restated 2019 Plan, the Compensation Committee has the authority, among other things, to select the persons to whom awards may be granted, construe and interpret our Restated 2019 Plan as well as to determine the terms of such awards and prescribe, amend and rescind the rules and regulations relating to the plan or any award granted thereunder. The Restated 2019 Plan provides that our Board of Directors or Compensation Committee may delegate its authority, including the authority to grant awards, to one or more executive officers to the extent permitted by applicable law, provided that awards granted to non-employee directors may only be determined by our Board of Directors.
Eligibility. Our Restated 2019 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors. No non-employee director may receive awards under our Restated 2019 Plan that, when combined with cash compensation received for service as a non-employee director, exceeds $750,000 in a calendar year or $1,000,000 in the calendar year of his or her initial services as a non-employee director with us.
As of April 18, 2022, we had five executive officers, eight non-employee directors and approximately 94 other employees who were eligible to participate in the 2019 Plan.
Equity Awards. The Restated 2019 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options, restricted stock awards (“RSAs”), stock bonus awards, stock appreciation rights (“SARs”), RSUs, performance awards and cash awards, as described below.
Options. The Restated 2019 Plan provides for the grant of both incentive stock options intended to qualify under Section 422 of the Code, and non-statutory stock options to purchase shares of our common stock at a stated exercise price. Incentive stock options may only be granted to employees, including officers and directors who are also employees. The exercise price of stock options granted under the Restated 2019 Plan must be at least equal to the fair market value of our common stock on the date of grant. Incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant. Subject to stock splits, dividends, recapitalizations or similar events, no more than 28,000,000 shares may be issued pursuant to the exercise of incentive stock options granted under the Restated 2019 Plan.
Options may vest based on service or achievement of performance conditions. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable, with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our Restated 2019 Plan is ten years from the date of grant, except that the maximum permitted term of incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock is five years from the date of grant.
Restricted Stock Awards. An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may lapse based on the satisfaction of service or achievement of performance conditions. The price, if any, of an RSA will be determined by the Compensation Committee. Holders of RSAs, unlike holders of options, will have the right to vote and any dividends or stock distributions paid pursuant to RSAs will be accrued and paid when the restrictions on such shares lapse. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares may be forfeited to or repurchased by us.
Stock Appreciation Rights. A SAR provides for a payment, in cash or shares of our common stock (up to a specified maximum of shares, if determined by our Compensation Committee), to the holder based upon the difference between the fair market value of our common stock on the date of exercise and a predetermined exercise price, multiplied by the number of shares. The exercise price of a SAR must be at least the fair market value of a share of our common stock on the date of grant. SARs may vest based on service or achievement of performance conditions, and may not have a term that is longer than ten years from the date of grant.
Restricted Stock Units. RSUs represent the right to receive shares of our common stock at a specified date in the future, and may be subject to vesting based on service or achievement of performance conditions. Payment of earned RSUs will be made as soon as practicable on a date determined at the time of grant, and may be settled in cash, shares of our common stock or a combination of both. No RSU may have a term that is longer than ten years from the date of grant.
Performance Awards. Performance awards granted to pursuant to the Restated 2019 Plan may be in the form of a cash bonus, or an award of performance shares or performance units denominated in shares of our common stock that may be settled in cash, property or by issuance of those shares subject to the satisfaction or achievement of specified performance conditions.
Stock Bonus Awards. A stock bonus award provides for payment in the form of cash, shares of our common stock or a combination thereof, based on the fair market value of shares subject such award as determined by our Compensation Committee. The awards may be granted as consideration for services already rendered, or at the discretion of the Compensation Committee, may be subject to vesting restrictions based on continued service or performance conditions.
Cash Awards. A cash award is an award that is denominated in, or payable to an eligible participant solely in, cash.
Dividend Equivalents Rights. Dividend equivalent rights may be granted at the discretion of our Compensation Committee, and represent the right to receive the value of dividends, if any, paid by us in respect of the number of shares of our common stock underlying an award. Dividend equivalent rights will be subject to the same vesting or performance conditions as the underlying award and will be paid only at such time as the underlying award has become fully vested. Dividend equivalent rights may be settled in cash, shares or other property, or a combination of thereof as determined by the Compensation Committee.
Corporate Transaction. In the event of a corporate transaction (as defined in the Restated 2019 Plan) awards may be assumed, converted, replaced, or substituted by the successor corporation, which assumption, conversion, replacement or substitution will be binding on all participants. In the event of a substitution, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards). In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace, or substitute awards, as provided above, pursuant to a corporate transaction, then notwithstanding any other provision in the Restated 2019 Plan to the contrary, such awards shall have their vesting accelerate as to all shares or cash subject to such awards (and any applicable right of repurchase shall fully lapse) immediately prior to the corporate transaction and all such awards shall expire on such corporate transaction at such time and on such conditions as our Board of Directors determine. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace, or substitute awards, as provided above, pursuant to a corporate transaction, the committee will notify the participant in writing or electronically that such participant's Award will, if exercisable, be exercisable for a period of time determined by the committee in its sole discretion, and such award will terminate upon the expiration of such period. Awards need not all be treated in the same manner in a corporate transaction, and treatment may vary from award to award and/or from participant to participant.
In the event of a corporate transaction, the vesting of all Awards granted to non-employee directors will accelerate and such awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the committee determines.
Adjustment. In the event of a change in the number of outstanding shares of our common stock without consideration by reason of a stock dividend, extraordinary dividend or distribution, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation reclassification, spin-off or similar change in our capital structure, appropriate proportional adjustments will be made to the number of shares reserved for issuance under our 2019 Plan; the exercise prices, number and class of shares subject to outstanding options or SARs; the number and class of shares subject to other outstanding awards; and any applicable maximum award limits with respect to incentive stock options.
Clawback; Transferability. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by our Board of Directors or required by law during the term of service of the award holder, to the extent set forth in such policy or applicable agreement. Except in limited circumstances, awards granted under our Restated 2019 Plan may generally not be transferred in any manner prior to vesting other than by will or by the laws of descent and distribution.
Amendment and Termination. The Restated 2019 Plan will terminate on June 10, 2029 (ten years from the date our Board of Directors initially adopted the 2019 Plan) unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend or terminate the Restated 2019 Plan at any time. Our Board of Directors must obtain the approval of our stockholders if our Board of Directors amends the Restated 2019 Plan in any manner that requires stockholder approval. No termination or amendment of the Restated 2019 Plan may adversely affect any then-outstanding award without the consent of the affected participant, except as is necessary to comply with applicable laws.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to the types of equity awards that may be granted under the Restated 2019 Plan. This summary addresses general tax principles and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.
Nonqualified Stock Options, Stock Appreciation Rights. A recipient of a nonqualified or stock appreciation right will not recognize taxable income upon the grant of those awards. However, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will generally result in any taxable income to the recipient, except that the alternative minimum tax may apply at the time of exercise. The recipient will recognize a capital gain or loss on a later sale or other disposition of such shares provided that he or she does not dispose of such shares within two years from the date the option was granted or within one year after the shares were acquired by the recipient. If the shares are not held for the holding period described above, the recipient will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price or (ii) the difference between the sales price and the exercise price. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.

Restricted Stock Units. A holder of RSUs does not recognize taxable income when the RSUs are granted. The recipient of the award generally will recognize ordinary income in each year in which the units vest in an amount equal to the fair market value of the shares of common stock received. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Other Awards. The grant of RSAs, stock bonus awards and performance awards will generally not be a taxable event. Generally, the recipient will recognize ordinary income equal to the excess of the fair market value over the price paid, if any, in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (unless, with respect to an award of restricted stock, the recipient elects to accelerate tax recognition as of the date of grant).
In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m), as applicable, and the relevant income tax regulations. Code Section 162(m) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. We may from time to time pay compensation to our executives that may not be deductible if our Compensation Committee believes that doing so is in the best interests of our stockholders.
ERISA Information. The Restated 2019 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Impact of Section 162(m)
Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While our Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation” (including stock option grants and performance-based cash bonuses and equity awards) effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded by the Tax Cuts and Jobs Act to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. We believe that compensation expense incurred in respect of our stock options granted prior to November 2, 2017 will continue to be deductible pursuant to this transition rule. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m) in the Tax Cuts and Jobs Act, including the scope of the transition relief, we can offer no assurance of such deductibility.
New Plan Benefits
Each new non-employee director who joins our Board of Directors may receive an initial equity grant to acquire a certain number of shares of our common stock, pursuant to vesting schedules and terms to be designated by our Board of Directors and subject to the value limitations set forth in the 2019 Plan. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting may receive an equity grant to acquire a certain number of shares of our common stock, pursuant to vesting schedules and terms to be designated by our Board of Directors and subject to the value limitations set forth in the 2019 Plan. Our non-employee directors will continue to be eligible for these awards whether or not the Restated 2019 Plan is approved, but if the Restated 2019 Plan is approved, such awards will be subject to the revised value limitations described above.
Awards to directors, executive officers, employees, and consultants are made at the discretion of our Board of Directors and Compensation Committee. As a result, the benefits and amounts that will be received or allocated under the Restated 2019 Plan are not determinable at this time. Neither our Board of Directors nor Compensation Committee have approved any awards that are conditioned upon stockholder approval of the Restated 2019 Plan.

History of Grants under the 2019 Plan
The following table summarizes the grants made to our Named Executive Officers, all current executive officers as a group, all current non-employee directors as a group, and all current employees, including all current officers who are not executive officers, as a group, from the inception of the 2019 Plan (excluding shares underlying awards that expired unexercised or were cancelled) through April 18, 2022:

Name and Position	Number of Options or RSUs granted (#)
Praveen P. Tipirneni, M.D., President, Chief Executive Officer and Director	752,366
Marc Schegerin, M.D., Chief Financial Officer and Chief Operating Officer	412,992
Bruce N. Rogers, Ph.D., Chief Scientific Officer	297,820
William D. DeVaul, Esq., General Counsel and Secretary	253,452
All current executive officers as a group (5 persons)	1,980,048
All current non-employee directors as a group (8 persons)	388,843
All current employees, including all current officers who are not executive officers, as a group	2,585,398
Additional information about outstanding grants under our 2019 Plan can be found in the Section entitled “Equity Compensation Plan Information” below.
Certain Interests of Directors
In considering the recommendation of our Board of Directors with respect to the approval of the Restated 2019 Plan, stockholders should be aware that the members of our Board of Directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the Restated 2019 Plan. Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT & RESTATEMENT OF THE 2019 EQUITY INCENTIVE PLAN

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Morphic Holding, Inc.’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Morphic Holding, Inc.’s independent registered public accounting firm, (3) the performance of Morphic Holding, Inc.’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.
Management is responsible for the preparation of Morphic Holding, Inc.’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Morphic Holding, Inc.’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Morphic Holding, Inc. for the fiscal year ended December 31, 2021. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Morphic Holding, Inc be included in Morphic Holding, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MORPHIC HOLDING, INC.
Joseph P. Slattery, CPA, Chair
Martin Edwards
Susannah Gray

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2022, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors or director nominees;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
Percentage ownership of our common stock is based on 37,260,469 shares of our common stock outstanding on April 1, 2022. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of April 1, 2022 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, Massachusetts 02451.

Name of beneficial owner	Number of shares beneficially owned (#)	Percentage of shares beneficially owned
5% Stockholders
EcoR1 Capital, LLC (1)	3,951,566	10.6%
FMR LLC (2)	5,544,234	14.9%
Polaris Entities (3)	2,090,651	5.6%
Springer Entities (4)	5,836,418	15.6%

Executive Officers and Directors
Praveen P. Tipirneni, M.D. (5)	1,193,786	3.2%
Bruce N. Rogers, Ph.D. (6)	321,532	*
Marc Schegerin, M.D. (7)	124,224	*
William D. DeVaul, Esq. (8)	198,171	*
Norbert Bischofberger, Ph.D. (9)	33,750	*
Gustav Christensen (10)	134,267	*
Martin Edwards, M.D. (11)	8,250	*
Susannah Gray (12)	4,528	*
Nisha Nanda, Ph.D. (13)	—	*
Amir Nashat, Sc.D. (14)	2,124,401	5.7%
Joseph P. Slattery, CPA (15)	40,416	*
Timothy A. Springer, Ph.D. (4)	5,836,418	15.6%
All current executive officers and directors as a group (13 persons) (16)	10,182,682	26.3%
*    Represents beneficial ownership of less than one percent.

(1)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2022 by EcoR1 Capital, LLC, or EcoR1 LLC. Represents (i) 357,596 shares of common stock held by EcoR1 LLC, and (ii) 3,593,970 shares of common stock held by EcoR1 Capital Fund Qualified, L.P., or EcoR1 Qualified. EcoR1 LLC, is the general partner of EcoR1 Qualified and may be deemed to indirectly beneficially own the shares held by EcoR1 Qualified. Oleg Nodelman is the managing member of EcoR1 LLC and may be deemed to have sole voting and dispositive power over the shares held by EcoR1 LLC and EcoR1 Qualified. Mr. Nodelman disclaims beneficial ownership of the shares held by EcoR1 LLC and EcoR1 Qualified except to the extent of his pecuniary interest therein. The address of EcoR1 LLC and EcoR1 Qualified is 357 Tehama Street #3, San Francisco, California 94103.

(2)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2022 by FMR LLC. Represents 5,544,234 shares of common stock held by FMR LLC as of December 31, 2021. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)Polaris Management Company VII, L.L.C., or PP GP VII, is the general partner of each of PP VII and PEF VII. PP GP VII may be deemed to have sole voting and investment power with respect to the shares owned by each of PP VII and PEF VII and disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. Amir Nashat, a member of our Board of Directors, Brian Chee, David Barrett, Bryce Youngren, Jonathan Flint and Terrance McGuire are the managing members of PP GP VII. Each of these managing members may be deemed to share voting and dispositive power over the shares held by each of PP VII and PEF VI. Each of these managing members disclaims beneficial ownership of such shares, except to the extent of their pecuniary interests therein. The address of Polaris Partners is One Marina Park Drive, 10th Floor, Boston, Massachusetts 02210.

(4)Represents (i) 4,565,191 shares of common stock held directly, (ii) 42,873 shares of common stock held by Dr. Springer's spouse, (iii) 214,367 shares of common stock held by Springer-Lu Family 2004 Irrevocable Trust dated March 29, 2004, Fiduciary Trust Company of New England LLC, Trustee, over which shares Dr. Springer has no voting or dispositive control, (iv) 912,241 shares of common stock held by TAS Partners LLC, of which Dr. Springer is manager and has sole voting and dispositive control, and (v) 101,746 shares underlying option to purchase common stock that are exercisable within 60 days of April 1, 2022.

(5)Represents (i) 4,601 shares of common stock held directly, (ii) 614,474 shares of common stock held by The Praveen P. Tipirneni Irrevocable Trust of 2019, the trustee of whom is Dr. Tipirneni's spouse, and (ii) 574,511 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

(6)Represents (i) 103,300 shares of common stock and (ii) 218,232 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

(7)Represents (i) 13,588 shares of common stock and (ii) 110,636 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

(8)Represents (i) 22,053 shares of common stock and (ii) 176,118 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

(9)Represents 33,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

(10)Represents (i) 100,517 shares of common stock and (ii) 33,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

(11)Represents 8,250 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

(12)Represents 4,528 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

(13)Dr. Nanda was appointed to the Board as of August 19, 2021.

(14)Represents (i) 33,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022, (ii) 1,953,960 shares of common stock held by Polaris Partners VII, L.P., or PP VII, and (iii) 136,691 shares of common stock held by Polaris Partners Entrepreneurs Fund VII, L.P., or PEF VII. Polaris Management Company VII, L.L.C., or PP GP VII, is the general partner of each of PP VII and PEF VII. PP GP VII may be deemed to have sole voting and investment power with respect to the shares owned by each of PP VII and PEF VII and disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. Amir Nashat, a member of our board of directors, Brian Chee, David Barrett, Bryce Youngren, Jonathan Flint and Terrance McGuire are the managing members of PP GP VII. Dr. Nashat, as a managing members may be deemed to share voting and dispositive power over the shares held by each of PP VII and PEF VI but disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests therein.

(15)Represents (i) 6,666 shares of common stock and (ii) 33,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

(16)Represents (i) 8,710,523 shares of common stock and (ii) 1,472,159 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2022.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 1, 2022:

Name	Age	Position(s)
Praveen P. Tipirneni, M.D.	53	President, Chief Executive Officer and Director
Marc Schegerin, M.D.	46	Chief Financial Officer and Chief Operating Officer
Bruce N. Rogers, Ph.D.	53	Chief Scientific Officer
William D. DeVaul, Esq.	51	General Counsel and Secretary
Robert E. Farrell, Jr., CPA	56	Senior Vice President of Finance and Chief Accounting Officer
Praveen P. Tipirneni, M.D. has served as our President and Chief Executive Officer and a member of our Board of Directors since July 2015. Dr. Tipirneni’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class III Directors – Nominees to the Board of Directors.”
Marc Schegerin, M.D. has served as our Chief Financial Officer and Chief Operating Officer since April 2020. He served in various positions at ArQule, Inc. a biotechnology company, since April 2018, including as the Chief Financial Officer from March 2019 to January 2020. Prior to ArQule, Dr. Schegerin served as Director at Citi Healthcare Investment Banking from June 2016 to April 2018, and as the Vice President of Investment Banking of Bank of America Merrill Lynch from August 2014 to June 2016. Prior to this, Dr. Schegerin served as the Senior Director of Sage Therapeutics, Inc., a pharmaceutical company, from 2013 to 2014, as the Program Director of Biogen Idec. from 2009 to 2013, and as an Associate of Goldman Sachs, from 2007 to 2008. Dr. Schegerin currently serves as a member of the Board of Directors and the chairperson of the Audit Committee of SQZ Biotechnologies Company. Dr. Schegerin received his Master’s in Business Administration and Medical Doctorate from Dartmouth.
Bruce N. Rogers, Ph.D. has served as our Chief Scientific Officer since January 2016. From June 2014 to January 2016, Dr. Rogers served as the Head of Neuro-Opportunities at Pfizer Inc. Prior to that position, Dr. Rogers held positions of increasing responsibility within the medicinal chemistry organization at Pfizer Global R&D since August 2003. Dr. Rogers started his career in the private sector at Pharmacia & Upjohn Company LLC as a scientist from September 1998 to August 2003. Dr. Rogers received a B.A. in Chemistry from the University of Minnesota, a Ph.D. in Organic Chemistry from the University of California at Irvine and was a National Institutes of Health postdoctoral fellow at the University of California.
William D. DeVaul, Esq. has served as our General Counsel and Secretary since February 2019. From May 2015 to February 2019, he served at Evelo Biosciences, Inc., a biotechnology company that he helped become public in 2018. Prior to Evelo, Mr. DeVaul served Cubist Pharmaceuticals in lead attorney roles in corporate transactions, litigation and intellectual property from December 2003 to February 2015. Mr. DeVaul earned a J.D. from Boston University School of Law and a B.A. in Biochemistry from Columbia University.
Robert E. Farrell, Jr., CPA has served as our Senior Vice President of Finance and Chief Accounting Officer since January 2020 and before being promoted was Vice President of Finance and Operations and Treasurer from June 2015. From March 2015 to June 2015, Mr. Farrell worked as an independent consultant. From April 2009 to March 2015, Mr. Farrell served as Vice President of Finance and Administration and Treasurer of Genocea Biosciences Inc. Previously, Mr. Farrell served in various senior level financial positions at Oscient Pharmaceuticals Corp., Magen Biosciences, Inc. and NeoGenesis Pharmaceuticals, Inc. Mr. Farrell received a B.S. in Accounting from Bentley University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
We are a biopharmaceutical company applying our proprietary insights into integrins to discover and develop a pipeline of potentially first-in-class oral small molecule integrin therapeutics. Integrins are a target class with multiple approved injectable blockbuster drugs for the treatment of serious chronic diseases, including autoimmune, cardiovascular and metabolic diseases, fibrosis and cancer. We are advancing our pipeline, including our lead product candidate, MORF-057, an α4β7-specific integrin inhibitor affecting inflammation, into clinical development for the treatment of inflammatory bowel disease, or "IBD".
We became a public company in June 2019, and we filed our 2020 and 2021 Proxy Statements under the scaled-down reporting rules applicable to emerging growth companies. As of the close of calendar year 2021, we ceased to qualify as an emerging growth company and, therefore, this year’s Proxy Statement includes additional detail regarding executive compensation that was previously not required, including: this Compensation Discussion and Analysis ("CD&A"), additional compensation tables for “Grants of Plan-Based Awards,” “Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change in Control,” a non-binding advisory vote on the compensation of our Named Executive Officers, which is included as Proposal 3 in this Proxy Statement; and a non-binding advisory vote on the preferred frequency of future non-binding advisory votes on the compensation of our Named Executive Officers, which is included as Proposal 4 in this Proxy Statement.
The following CD&A describes the philosophy, objectives and structure of our 2021 executive compensation program and includes discussion and background information regarding the compensation of the current and former executive officers identified below. We refer to these executives collectively as our Named Executive Officers (“NEOs”). This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.
The following individuals are our Named Executive Officers for 2021:

Name	Title
Praveen P. Tipirneni, M.D.	President and Chief Executive Officer
Marc Schegerin, M.D.	Chief Financial Officer and Chief Operating Officer
Bruce N. Rogers, Ph.D.	Chief Scientific Officer
Peter G. Linde, M.D.	Chief Medical Officer(1)
William D. DeVaul, Esq.	General Counsel and Secretary
(1) Peter G. Linde, M.D. served as our Chief Medical Officer until his resignation on December 31, 2021.

Executive Summary

2021 Business and Financial Highlights

2021 was a year of significant progress for us. Performance highlights for 2021 include:

•	Positive phase 1 data supporting MORF-057’s target product profile as an oral bioavailable potent and specific inhibitor of the α4β7 integrin;
•
Positive preclinical data from Morphic’s immuno-oncology program demonstrating that potent and specific inhibition of αvβ8, in combination with checkpoint inhibitors, potentiated anti-tumor activity in tumors refractory to checkpoint inhibition monotherapy;

•	Focused research and development collaboration efforts with AbbVie and Janssen on integrin targets for potentially multiple therapeutic areas;
•	Completed $245 million upsized public offering of common stock providing cash runway until the end of 2024; and
•	Appointed two new members to the Board of Directors, which enhanced the Board's expertise and diversity.

Overview of 2021 Pay Outcomes
We continue to reward our NEOs with competitive compensation packages that directly align pay with performance. The caliber of our performance in the areas of research, clinical and regulatory milestones drives our compensation structure, specifically the degree to which NEOs are granted equity and earn bonuses. Our Compensation Committee regularly examines our compensation program both from a design and pay outcome perspective. In line with our strong growth in 2020, with respect to compensation decisions for 2021, the Compensation Committee considered how our incentives provided appropriate levels of compensation considering our performance and growth stage. Key decisions include:

•
Annual Performance-based Bonuses – Annual bonuses were paid to our Chief Executive Officer and other NEOs at 120% of target based on strong achievement of corporate goals that contained important pre-established research, clinical, regulatory, strategic and financial milestones and stretch goals that were successfully met; and

•
Long-term Equity Incentives – The annual stock option grant to our Chief Executive Officer considered the strong success of the Company’s transition into a clinical stage company and subsequent round of financing, his leadership and his efforts to grow the size of the Company with a small team to a mid-size public company.

We will continue to review our compensation practices in the context of our growth and performance as a public company and will consider the input of our stockholders with respect to such programs and practices.

Compensation Philosophy & Objectives

Our Compensation Committee believes that executive compensation should be linked to our overall performance and strategic success and stockholder returns. The objectives of our executive compensation policies are to:

•	Attract and retain highly qualified executives;
•	Motivate and reward performance that supports achievement of our corporate goals; and
•	Align executive incentives with stockholder interests through the grant of long-term incentives.
We believe our executive compensation program as developed and implemented, as presented in this CD&A, achieves these objectives and is appropriate for a company in our industry and at our stage of growth.

Compensation Determination Process

Role of the Compensation Committee
The Compensation Committee, or the Board of Directors upon recommendation from the Compensation Committee, establishes the annual compensation, including salaries, bonuses and equity awards for our Chief Executive Officer and our executives. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines, subject to any Board approval the Committee requests, the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis, typically early in each fiscal year; however, decisions may occur later in the year for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation.

Role of Chief Executive Officer & Management
Our Chief Executive Officer provides the Compensation Committee with input and recommendations related to the compensation of our other NEOs. The Chief Executive Officer does not participate in, nor is present during, any deliberations or determinations of the Compensation Committee or the Board of Directors regarding his compensation or individual performance objectives. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
Use of Compensation Consultant
Our Compensation Committee enlists the services of an independent third-party consultant to conduct an analysis of our compensation practices compared with current market practices. Our Compensation Committee engaged the services of Aon, which is part of the Rewards Solutions practice at Aon plc, to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies, to be used for setting 2021 executive and director compensation levels. Aon’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Aon. Aon reports directly to the Chair of the Compensation Committee.
The Compensation Committee has assessed the independence of Aon according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Aon did not raise any conflict of interest and did not adversely affect Aon’s independence.
Peer Group
We use a peer group to provide a broad perspective on competitive pay levels and practices.
For our 2021 peer group, the Compensation Committee, with assistance from Aon, reviewed similar companies with respect to sector, stage of development and market capitalization. The 2021 peer group was ultimately chosen based on these characteristics and others including:

•	Sector – public pre-commercial Biotechnology/Pharmaceuticals organizations;
•	Stage of Development – focus on Phase 1 to 2 clinical trial companies with emphasis on newly public companies;
•	Market Capitalization – $200 million to $1.5 billion market capitalization range;
•	Size – companies with under 200 employees; and
•	Location – companies in Boston and other biotech talent hubs.
Based on the above market data, Aon compiled, and the Compensation Committee approved the following peer group of companies for 2021:

Alector	Pliant Therapeutics
Arcus Biosciences	Protagonist Therapeutics
Atreca	RAPT Therapeutics
Calithera Bioscienses	Replimune Group
Constellation Pharmaceuticals	Rubius Therapeutics
CytomX Therapeutics	Scholar Rock
Intellia Therapeutics	Stoke Therapeutics
Magenta Therapeutics	TCR2 Therapeutics
Mersana Therapeutics	Translate Bio
Unity Biotechnology

In light of the Company’s rapid growth, the Compensation Committee conducts a regular review of peers to ensure that the underlying criteria for peer selection remains appropriate, ensuring that we consider companies that have profiles similar to us and removing companies that have been acquired in the interim or who no longer have the characteristics described above.
As guidelines for our executives and directors, we set target cash compensation, when considering salary and bonus potential (or retainers, in the instance of directors), and equity compensation, delivered through equity-based awards, after generally referencing the compensation paid to executives and directors within our compensation peer group. We believe that our emphasis on equity compensation serves to retain our executives and directors and align their interests with those of our stockholders. We also believe that emphasizing equity compensation in comparison to cash for our executives, appropriately reflects our position and performance, which has been very strong since our IPO in July 2019. We do not benchmark, and we use these peer-based levels as one data point in establishing the compensation of our NEOs. We may deviate from setting actual compensation levels at these target levels with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by the Compensation Committee or the Board of Directors. In any given year, in addition to market data, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any NEO’s compensation elements or targeted total compensation and equity levels.
Risk Assessment Concerning Compensation Practices and Policies
The Compensation Committee conducts a thorough risk assessment of the Company’s compensation programs and practices to analyze whether they encourage employees to take excessive or inappropriate risks. To help with this assessment, Aon provided a detailed review of the Company’s compensation program and associated risks. The assessment focuses on the following areas of the Company’s practices and policies: philosophy and peer group development, total direct compensation (level of pay and approach to setting pay), incentive plan risk, equity plan risk, change-in-control policies, plan re-evaluation to ensure business alignment, and investor risk and other policies. After completing this review, the Compensation Committee concluded the Company’s compensation programs are, on balance, consistent with market practice and do not present material risks to the Company.
Pay Components The Compensation Committee has developed an executive compensation program that consists of three main components. The relative mix of these components is weighted more on incentives, particularly long-term incentives, rather than fixed compensation. The focus on incentive compensation ensures that the interests of our executives are aligned with those of our stockholders. Our compensation program is made up of the following three key compensation components:

Base Salary
Base salaries are fixed annual cash compensation established and reviewed annually with consideration for responsibilities, experience, market data and individual contributions. Base salaries provide a predictable level of cash compensation to our executives and are set to be competitive within our industry and are important in attracting and retaining talented executives.

Annual Performance-based Bonus
The annual performance-based bonus opportunity is a variable, cash incentive program. It is intended to motivate and reward our executives for the achievement of key strategic goals of the Company.

In 2021, our annual incentives were based on key, pre-defined corporate objectives, including stretch goals.

Long-Term Equity Incentives
Long-term equity awards incentivize executives to deliver long-term stockholder value, while also providing a retention vehicle for our top executive talent and promoting an ownership culture at the Company.

Equity awards are typically delivered as time-vesting stock options. These awards are typically granted when an executive joins the Company and on an annual basis thereafter.

Beginning in 2022, a portion of our long-term incentives are in the form of restricted stock units (RSUs).

Overview of Compensation Program Governance

What We Do	What We Don't Do
Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company and individual performance	No excise tax or other gross ups on a change in control
Annual incentives are based on achievement of rigorous corporate goals	No single trigger change in control benefits
Maintain a long-term strategic plan for equity compensation and avoid undue emphasis on short-term value	No guaranteed bonuses
Meaningful engagement with stakeholders	No retirement programs other than our 401(k)
Retain an independent compensation consultant	Hedging is prohibited and pledging is prohibited without advanced approval
Review peer group and peer pay regularly as reference point
Maintain an independent Compensation Committee
Base Salary
Base salaries for our NEOs are initially established through arm’s-length negotiation at the time the executive is hired, considering such executive’s qualifications, experience, prior salary, the scope of the executive's responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels of compensation paid by our peer companies and after considering individual responsibilities, performance and experience. In making decisions regarding salary increases, we utilize the experience of members of our Compensation Committee with other companies. We also will draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

Name	2020 Base Salary ($)	2021 Base Salary ($)	% Increase
Praveen P. Tipirneni, M.D.	558,900	578,500	3.5%
Marc Schegerin, M.D.	420,000	434,700	3.5%
Bruce N. Rogers, Ph.D.	425,000	440,000	3.5%
Peter G. Linde, M.D.(1)	435,000	450,200	3.5%
William D. DeVaul, Esq.	383,000	400,500	4.6%

(1) Peter G. Linde, M.D. served as our Chief Medical Officer until his resignation on December 31, 2021.
For 2021, our Board of Directors approved increases to base salaries for our NEOs in each case based on performance and evaluation of the third-party market compensation data and recommendations from Aon, as necessary to be competitive with our peer group. The 2021 base salary increases became effective on January 1, 2021.
Annual Performance-Based Bonus
In addition to base salaries, our NEOs are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined corporate goals and individual goals and to reward our executives who significantly impact our corporate results.
Annual corporate goals are established by the Board of Directors at the beginning of each year to which they relate, taking into consideration the recommendations of the Compensation Committee. The annual performance-based bonus each NEO is eligible to receive is determined based on (i) the individual’s target bonus, as a percentage of base salary and (ii) achievement of corporate goals, as determined by the Compensation Committee. For 2021, the Compensation Committee set a mix of predefined corporate goals, based on the achievement of various research, clinical and regulatory milestones related to our clinical development programs, as well as financial and strategic objectives. The corporate goals contain specific additional stretch goals that may further raise target bonus payouts by up to an additional 47.5% of target, and our Compensation Committee and/or Board of Directors may consider other performance factors to provide for additional or reduced achievement. The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage and percentage achievement of the respective corporate goals, including the stretch goals.
Each NEO has a target bonus represented as a percentage of base salary, or a target bonus percentage, as set forth below. These bonus targets were set by the Compensation Committee based on recommendations from our third-party compensation consultant as necessary to be competitive with our peer group:

Name	2021 Base Salary ($)	2021 Target Bonus (% of base salary)	2021 Target Bonus ($)
Praveen P. Tipirneni, M.D.	578,500	55%	318,200
Marc Schegerin, M.D.	434,700	45%	195,600
Bruce N. Rogers, Ph.D.	440,000	40%	176,000
Peter G. Linde, M.D.(1)	450,200	40%	180,100
William D. DeVaul, Esq.	400,500	40%	160,200

(1) Peter G. Linde, M.D. served as our Chief Medical Officer until his resignation on December 31, 2021.
Shortly following the close of the applicable fiscal year, the Compensation Committee reviews our corporate performance against the pre-established performance goals and determines whether and the extent to which the corporate goals were met, and whether there were any other extraordinary factors or additional corporate performance considerations that should be considered in determining the amount of bonus earned for the year and makes a recommendation to the Board of Directors. The Board of Directors, following its review of the recommendation from the Compensation Committee, approves the extent to which we achieved the corporate goals. The Compensation Committee or the Board of Directors may decide to pay bonuses to the executive officers even if the specified performance goals are not met, in recognition of the company’s performance throughout the year in meeting other objectives not contemplated at the beginning of the performance period. In making the final decision on the corporate goal achievement, the Board of Directors also reviews the year-end financial results. In sum, the actual amount of bonus compensation that is earned by our NEOs is a subjective, discretionary, determination made by the Board of Directors. Payouts of earned bonuses, if any, are generally made in the year following the year of performance.
The annual corporate performance goals are generally tied to achievement of research, clinical, regulatory, strategic and organizational milestones related to our clinical development programs. The Compensation Committee and our Board of Directors reviews the Company’s achievement of the corporate goals, including stretch goals, separately, as well as in their totality, considering the Company’s overall performance for the year.

Our corporate goals for 2021 and the relative weighting of each corporate goal were as follows:

•
Advance MORF-057 (including objectives related to advancement of the ongoing Phase 1/2 clinical trial, presentation of data, and preparation for future potential regulatory submission and combination studies) – weighted at 52.5%;

•	Advance existing partnerships and internal programs; introduce one new program into the pipeline (weighted at 30%); and
•	Corporate development and financing (weighted at 17.5%).
Our Board of Directors also established additional, or stretch, corporate goals weighted at up to an additional 47.5%, including achievement of more than one regulatory designation, accelerated timelines in certain of our clinical programs and entry into a collaboration.

In January 2022, our Compensation Committee and our Board of Directors reviewed our 2021 corporate goals and determined that the base corporate goals were achieved at 100% (out of the maximum of 100%) based on strong achievement of most objectives related to the advancement of the pipeline programs. Stretch goals for 2021 were achieved at 20% (out of the maximum of 47.5%) based on the successful achievement of three regulatory designations and the execution of a regional partnership and in addition the further capitalization of the Company. Combined these achievements result in a corporate performance achieved bonus payout of 120%.

Name	2021 Target Bonus ($)	2021 Bonus Payout ($)	2021 Bonus Payout (% of target bonus)
Praveen P. Tipirneni, M.D.	318,200	381,800	120%
Marc Schegerin, M.D.	195,600	234,700	120%
Bruce N. Rogers, Ph.D.	176,000	211,200	120%
Peter G. Linde, M.D.(1)	180,100	—	—
William D. DeVaul, Esq.	160,200	192,200	120%

(1) Peter G. Linde, M.D. served as our Chief Medical Officer until his resignation on December 31, 2021 and did not receive a 2021 bonus payout.
Long-term Incentive Program
Our long-term, equity-based incentive awards are designed to align the interests of our NEOs and our other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for NEOs. For 2021 and prior years, we have generally provided initial equity-based incentive awards of stock options in connection with the commencement of employment of our NEOs as an inducement to commencement of employment and we have awarded annual refresher equity-based incentive awards of stock options at or shortly following the end of each year, each of which are subject to vesting over a period of multiple years to facilitate retention. The stock option grants are intended to create a direct link between our NEO’s compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. We also believe that if our executives own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive officer’s continued service with us following the option grant date. We believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees at this critical point on our growth and both a newly public, pre-commercial stage company.
In January 2021, in connection with the annual compensation review, the Company granted stock options to our NEOs. The size of the options grants to any individual is determined based on several factors including performance as well as the total number of shares available for grant under our Equity Incentive Plan, and the levels of equity compensation, both from the perspective of grant date values and as a percent of common shares outstanding, then held by our NEOs and as provided by our peer companies to their executives. The regular annual option grants at this time included an option to purchase 205,000 shares of our common stock to our Chief Executive Officer, Dr. Tipirneni. In determining the size of the 2021 grant to Dr. Tipirneni, the Compensation Committee considered not only the traditional considerations of his individual performance and the number of unvested stock options currently held by Dr. Tipirneni, but also the strong success of the Company’s transition into a clinical stage company and subsequent round of financing achieved under his leadership with a small team from the time of the IPO.

The following table summarizes the stock option grants to our NEOs in 2021:

Name	2021 Stock Option Grant (# Shares)	Type
Praveen P. Tipirneni, M.D.	205,000	Annual
Marc Schegerin, M.D.	83,000	Annual
Bruce N. Rogers, Ph.D.	83,000	Annual
Peter G. Linde, M.D.	83,000	Annual
William D. DeVaul, Esq.	75,000	Annual

All of these stock option grants made to our NEOs vest monthly in equal increments over a four-year period subject to the NEO’s continued services with us. In addition, the employment agreements with our NEOs provide for accelerated vesting of their equity awards upon an involuntary termination (both termination without cause and resignation for good reason) that occurs in connection with a change in control transaction. The Compensation Committee believe these accelerated vesting provisions reflect current market practices, based on the collective knowledge and experiences of the Compensation Committee members and a review of peer group practices, and allow us to attract and retain highly qualified executive officers. In addition, we believe these accelerated vesting provisions will allow our NEOs to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards. Additional information regarding accelerated vesting provisions for our NEOs is discussed below under “Employee Offer Letters.”
2022 Equity Program Changes
The Compensation Committee, as part of their regular review of our compensation program and considering our strong growth and market practices, determined to introduce restricted stock units (“RSUs”) to our long-term incentive mix starting in January 2022 for our annual grants (with approximately 75% of our annual grants awarded as stock options and 25% awarded as RSUs). Such decision was made after reviewing materials regarding the prevalence of RSUs in our peer group and industry. In addition, RSUs provide a strong retention vehicle, particularly during any periods of stock price volatility and will also help us manage the shares available under our equity plan more efficiently.
Additional Compensation Policies and Practices
Perquisites, Health and Welfare Benefits
Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as our other employees. We pay the premiums for term life insurance and disability insurance for all our employees, including our NEOs. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests. None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit, non-qualified defined contribution plans or defined benefit pension plans sponsored by us. We provide a 401(k) plan for all our eligible employees, including our NEOs, as described in the section below entitled “401(k) Plan.”
401(k) Plan
All of our full-time employees in the United States, including our NEOs, are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which is $19,500 for calendar year 2021. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2021 may be up to an additional $6,500 above the statutory limit. In 2021, we made matching contributions into the 401(k) plan on behalf of participants, matching 50% of participant contributions up to 6% of eligible compensation up to an annual maximum of $8,700. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Compensation Recovery Policies
As a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.
Anti-Hedging and Pledging Policy
Our Insider Trading policy expressly prohibits each of our directors, officers and employees from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including hedging or similar transactions. We also prohibit any pledging of our securities as collateral for loans and the holding of our securities in margin accounts, except with advanced approval.
Accounting and Tax Considerations
Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.
However, Section 162(m) provides a reliance period exception for corporations that became publicly held before December 20, 2019, pursuant to which the deduction limit under Section 162(m) does not apply to certain compensation paid (or in some cases, granted) pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations. Under Section 162(m), this reliance period ends upon the earliest of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering occurs. However, the reliance period exception under Section 162(m) may be repealed or modified in the future as a result of certain changes that were made to Section 162(m) pursuant to the Tax Cuts and Jobs Act.
Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the reliance period exception under Section 162(m). Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will qualify for the reliance period exception under Section 162(m) and be deductible by the Company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s Named Executive Officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Accounting for Share-Based Compensation
We account for share-based compensation in accordance with the requirements of Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). This accounting treatment has not significantly affected our executive compensation decisions.

Report of the Compensation Committee
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Compensation Committee of the Company has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee
Gustav Christensen, Chair
Norbert Bischofberger
Joseph P. Slattery, CPA

Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our Named Executive Officers during the years ended December 31, 2021, 2020 and 2019, all amounts are in dollars:

Name	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)(e)	Total ($)
Praveen P. Tipirneni, M.D.	2021	578,500	—	—	4,483,412	381,810	8,700	5,452,422
President and Chief Executive Officer	2020	558,900	—	—	2,876,954	368,874	8,550	3,813,278
	2019	497,713	—	—	—	282,150	8,368	788,231

Marc Schegerin, M.D. (1)	2021	434,700	—	—	1,815,235	234,738	8,700	2,493,373
Chief Financial Officer and Chief Operating Officer	2020	310,423	125,000	—	2,307,211	153,115	8,550	2,904,299

Bruce N. Rogers, Ph.D.	2021	440,000	—	—	1,815,235	211,200	8,700	2,475,135
Chief Scientific Officer	2020	425,000	—	—	1,072,477	187,000	8,550	1,693,027
	2019	372,111	—	—	—	148,200	8,400	528,711

Peter G. Linde, M.D.(2)	2021	450,200	—	—	1,815,235	—	8,700	2,274,135
Chief Medical Officer (former)	2020	344,375	225,000	717,775	1,345,397	151,967	8,550	2,793,064

William D. DeVaul, Esq.(3)	2021	400,500	—	—	1,640,273	192,240	8,700	2,241,713
General Counsel and Secretary	2020	382,950	—	—	786,203	168,498	8,550	1,346,201
	2019	331,804	—	—	329,564	122,439	6,438	790,245

(1)
Dr. Schegerin joined the Company as Chief Financial Officer and Chief Operating Officer in April 2020. Dr. Schegerin’s salary for the fiscal year ended December 31, 2020 represents his annual base salary of $420,000 on a pro-rated basis to reflect his partial year of service as our Chief Financial Officer and Chief Operating Officer.

(2)	Dr. Linde joined the Company as Chief Medical Officer in March 2020. Dr. Linde’s salary for the fiscal year ended December 31, 2020 represents his annual base salary of $435,000 on a pro-rated basis to reflect his partial year of service as our Chief Medical Officer.
(3)	Mr. DeVaul joined the Company as General Counsel in February 2019. The amount reported in the Salary column for 2019 includes his annual base salary for such year plus $25,472 in consulting fees paid to Mr. DeVaul prior to joining the Company as an employee.
(a)	The amounts reported in the Bonus column reflect signing bonuses paid in 2020 with respect to Drs. Schegerin and Linde joining the Company.
(b)	The amounts reported in the Stock Awards column for fiscal year 2020 reflect the aggregate grant date fair value of restricted stock units granted to Dr. Linde during 2020, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the Named Executive Officer upon vesting of the stock awards. Assumptions used in the calculation of these amounts are included in Note 9 to the consolidated financial statements included in our 2021 Annual Report on Form 10-K.
(c)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the Named Executive Officers during the years ended December 31, 2021, 2020 and 2019 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 to the audited consolidated financial statements included in this Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the options.
(d)	For additional information regarding the non-equity incentive plan compensation, see "— Non-equity Incentive Plan Awards" below.
(e)	The amounts reported in the All Other Compensation column reflect 401(k) contributions paid by us on behalf of each Named Executive Officer.

Grants of Plan-Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2021:

		Estimated future payouts under non-equity incentive plan awards (1)
Name	Grant date	Target ($) (1)	Maximum ($)(1)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/share)(2)	Grant date fair value of stock and option awards ($)(3)
Praveen P. Tipirneni, M.D.		318,200	469,345
	1/16/2021			205,000	30.19 (4)	4,483,412
Marc Schegerin, M.D.		195,600	288,510
	1/16/2021			83,000	30.19 (4)	1,815,235
Bruce N. Rogers, Ph.D.		176,000	259,600
	1/16/2021			83,000	30.19 (4)	1,815,235
Peter G. Linde, M.D.		180,100	265,648
	1/16/2021			83,000	30.19 (4)	1,815,235
William D. DeVaul, Esq.		160,200	236,295
	1/16/2021			75,000	30.19 (4)	1,640,273

(1) Represents the target and maximum amount of each executive’s incentive payments under our 2021 annual incentive program as established by the Compensation Committee and described in CD&A above. Actual payments made for 2021 are provided in the Summary Compensation Table. Incentive payments are not subject to threshold payout levels, and accordingly, that column has been omitted.
(2) The exercise price of these stock options is equal to the closing price of our common stock on the grant date.
(3) Amounts represent the grant date fair value of the NEOs stock options, calculated in accordance with FASB ASC Topic 718. The grant date fair value of our stock options is calculated using a Black-Scholes valuation model. For purposes of these calculations, we have disregarded the estimate of forfeitures related to service-based vesting conditions.
(4) Options subject to time-based vesting criteria established by the Compensation Committee and described in the footnotes to the Outstanding Equity Awards at 2021 Fiscal Year End table below.

Outstanding Equity Awards at 2021 Fiscal Year-End Table

		Option Awards

Name	Vesting Commencement Date of Option Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration date
Praveen P. Tipirneni, M.D.	1/15/2021 (1)	46,979	158,021	30.19	1/15/2031
President and Chief Executive Officer	2/18/2020 (2)	125,285	148,065	15.42	2/18/2030
	12/14/2018 (3)	285,666	115,884	4.32	12/14/2028

Marc Schegerin, M.D.	1/15/2021 (1)	19,020	63,980	30.19	1/15/2031
Chief Financial Officer and Chief Financial Officer	4/6/2020 (4)	52,334	131,600	15.00	4/6/2030

Bruce N. Rogers, Ph.D.	1/15/2021 (1)	19,020	63,980	30.19	1/15/2031
Chief Scientific Officer	2/18/2020 (2)	46,704	55,196	15.42	2/18/2030
	12/14/2018 (3)	112,538	55,176	4.32	12/14/2028

Peter G. Linde, M.D.	1/15/2021 (5)	19,020	—	30.19	3/31/2022
Chief Medical Officer (former)	3/16/2020 (6)	79,555	—	10.84	3/31/2022

William D. DeVaul, Esq.	1/15/2021 (1)	17,187	57,813	30.19	1/15/2031
General Counsel and Secretary	2/18/2020 (2)	34,237	40,463	15.42	2/18/2030
	6/26/2019 (7)	3,148	12,360	15.00	6/26/2029
	12/14/2018 (3)	77,513	36,342	4.32	12/14/2028

(1)	The outstanding options were granted under our 2019 Plan and vest in 48 equal monthly installments over the four-year period following the vesting commencement date. The options are also subject to acceleration of vesting upon a qualifying termination of employment in connection with a change in control, which is described in greater detail in the Employee Offer Letters section below.
(2)	The outstanding options were granted under our 2019 Plan and vest in 48 equal monthly installments over the four-year period following the vesting commencement date. The options are also subject to acceleration of vesting upon a qualifying termination of employment in connection with a change in control, which is described in greater detail in the Employee Offer Letters section below.
(3)	The outstanding options were granted under our 2018 Plan and vest in 48 equal monthly installments over the four-year period following the vesting commencement date. The options are also subject to acceleration of vesting upon a qualifying termination of employment in connection with a change in control, which is described in greater detail in the Employee Offer Letters section below.
(4)	The outstanding options were granted under our 2019 Plan and vest as follows: 25% vest on April 6, 2021, with the remaining 75% vesting in equal monthly installments for the next 36 months thereafter.
(5)
The outstanding options were granted under our 2019 Plan and vested in 48 equal monthly installments from vesting commencement date through Dr. Linde's separation from the Company on December 31, 2021. The vested options at the time of Dr. Linde's separation from the Company were exercisable for 90 days post-employment.

(6)
The outstanding options were granted under our 2019 Plan and vested as follows: 25% vest on March 16, 2021, with the remaining 75% vesting in equal monthly installments through Dr. Linde's separation from the Company on December 31, 2021. The vested options at the time of Dr. Linde's separation from the Company were exercisable for 90 days post-employment.

(7)	The outstanding options were granted under our 2019 Plan and vest in 48 equal monthly installments over the four-year period following the vesting commencement date. The options are also subject to acceleration of vesting upon a qualifying termination of employment in connection with a change in control, which is described in greater detail in the Employee Offer Letters section below.

Option Exercises and Stock Vested
The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options and the vesting of restricted stock units and restricted stock awards during the year ended December 31, 2021.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Praveen P. Tipirneni, M.D.	19,932	620,049	20,364	1,070,569
Marc Schegerin, M.D.	41,666	1,899,542	—	—
Bruce N. Rogers, Ph.D.	53,000	2,934,188	17,664	928,626
Peter G. Linde, M.D.	—	—	32,121	2,095,788
William D. DeVaul, Esq.	77,452	4,317,338	—	—

(1)	Value realized on exercise price of stock option awards does not represent proceeds from any sale of common stock acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the per share exercise price of the option and the closing price of a share of our common stock at each time of exercise.
(2)	Value realized on vesting is based on the closing market price per share of our common stock on the vesting date, multiplied by the number of restricted stock units or restricted stock awards that vested.

Employee Offer Letters
Offer Letters
We have entered into amended and restated offer letters with each of our Named Executive Officers effective on the day immediately prior to the effectiveness of the registration statement filed in connection with the IPO and which provide for at-will employment and include each Named Executive Officer's base salary, discretionary annual incentive bonus opportunity, and standard employee benefit plan participation. The offer letters also provide that the executives will be eligible to receive certain benefits under the Change in Control and Severance Agreement entered into between us and each Named Executive Officer. On February 23, 2022, the Board of Directors approved new forms of Change in Control and Severance Agreements which were effective when executed in 2022 with our NEOs.
Change in Control Severance Agreements
We have entered into Change in Control and Severance Agreements with each of our Named Executive Officers. The description below applies to the Change in Control and Severance Agreements that were applicable to our Named Executive Officers during 2021. As noted above, on February 23, 2022, the Board of Directors approved new forms of Change in Control and Severance Agreements for each of our NEOs, which are described below in “—Amended Change in Control Severance Agreements”.
These agreements provide for benefits upon either a termination by us of the executive officer's employment without "cause" or a resignation by the executive officer for "good reason" (each as defined in the Change in Control and

Severance Agreement and as described below). We refer to either of these terminations as a "qualifying termination." The benefits provided under the Change in Control and Severance Agreements vary depending on whether the executive officer is subject to a qualifying termination within a period commencing three months prior to a "change in control" (as defined in the Severance and Change in Control Agreement) and ending 12 months following such change of control, which period we refer to as the change in control period.
If a qualifying termination occurs prior to or after the change of control period, subject to the executive officer's timely execution and non-revocation of a release of claims, the executive officer will be entitled to:
•12 months' continued payment of base salary, in the case of Dr. Tipirneni and 9 months' continued payment of base salary in the case of Drs. Schegerin, Rogers and Linde and Mr. DeVaul; and
•if the executive officer elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 12 months in the case of Drs. Tipirneni and Schegerin and up to 9 months in the case of Drs. Rogers and Linde and Mr. DeVaul.
If a qualifying termination occurs during the change of control period, subject to the executive officer's timely execution and non-revocation of a release of claims, the executive officer will be entitled to:
•18 months of base salary, in the case of Dr. Tipirneni and 12 months of base salary in the case of Drs. Schegerin, Rogers and Linde and Mr. DeVaul, payable in a lump sum on the first business day occurring after the 60th day following such termination of employment;
•150% of the executive's target bonus, in the case of Dr. Tipirneni, and 100% of the executive's target bonus in the case of Drs. Schegerin, Rogers and Linde and Mr. DeVaul, payable in a lump sum on the first business day occurring after the 60th day following such termination of employment;
•if the executive officer elects to continue his health insurance coverage under COBRA, payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 18 months in the case of Dr. Tipirneni and up to 12 months in the case of Drs. Schegerin, Rogers and Linde and Mr. DeVaul; and
•full acceleration of each of the executive officer's then-outstanding but unvested equity awards, provided that the grant agreement for any performance-based equity awards may provide for alternative treatment upon a qualifying termination in the change in control period and, absent any such provision for alternative treatment, any performance-based awards, if any, will be deemed to have been achieved "at target."
Each Named Executive Officer will also be entitled to any earned but unpaid bonus for any performance periods that have been completed as of the date of such executive officer's termination of employment, for any terminations of employment other than a termination of employment for cause.
The Change in Control and Severance Agreements will be in effect for three years from the effective date, unless renewed, or earlier terminated, subject to certain limitations.
For purposes of the Change in Control and Severance Agreements, "cause" generally means the following:
•engaging in theft, fraud and/or dishonesty which, in the judgement of the Board of Directors could be harmful to us;
•gross negligence or willful misconduct in the performance of the executive's assigned duties;
•gross neglect or willful refusal to attend to the material responsibilities assigned to the executive;
•the executive's material breach of the Change in Control and Severance Agreement or the Non-Disclosure, Non-Competition and Assignment of Intellectual Property Agreement between the executive and us;
•conviction (or a plea of no contest or similar plea or the entry of an order or judgement that requires a determination of guilt or responsibility) of a felony or for any crime involving moral turpitude or dishonesty;

•knowingly providing or making untruthful or misleading statement to us, whether by commission or omission;
•any willful failure to carry out a specific written directive of our Board of Directors; or
•an intentional violation of any of our material policies or procedures, including without limitation, any equal employment opportunity or anti-harassment policies.
For purposes of the Change in Control and Severance Agreements, "good reason" generally means the following without the executive's prior written consent:
•a reduction in the amount of the executive's then-current salary;
•a material diminution in the executive's position, authority, duties, or responsibilities;
•the relocation of our headquarters or the executive's assigned place of work more than 45 miles from Boston, MA; or
•any material failure by us to comply with any of the provisions of the Change in Control and Severance Agreement or any offer letter or employment agreement between the executive and us.
The following table sets forth information regarding potential payments that would have been made to our Named Executive Officers on various termination or change in control events assuming such events occurred as of December 31, 2021.
Potential Payment Upon Termination Table*

Name	Cash Severance ($)	Target Bonus Payment ($)	Vesting Acceleration ($)	Health Insurance Premiums ($)	Total ($)
Praveen P. Tipirneni, M.D.	578,500	—	—	22,545	601,045
Marc Schegerin, M.D.	326,025	—	—	22,545	348,570
Bruce N. Rogers, Ph.D.	330,000	—	—	16,909	346,909
Peter G. Linde, M.D.(1)	337,650	—	—	16,909	354,559
William D. DeVaul, Esq.	300,375	—	—	16,909	317,284

* Reflects a termination without cause or resignation for good reason not in connection with a change in control.
(1) This is not reflective of what Dr. Linde actually received upon his resignation from the Company on December 31, 2021. In connection with his resignation, Dr. Linde did not receive any cash severance, target bonus payment, vesting acceleration, or Company-paid health insurance premiums.

Potential Payment Upon Change-in-Control Table*

Name	Cash Severance ($)	Target Bonus Payment ($)	Vesting Acceleration ($)(1)	Health Insurance Premiums ($)	Total ($)
Praveen P. Tipirneni, M.D.	867,750	477,300	12,439,072	33,817	13,817,939
Marc Schegerin, M.D.	434,700	195,600	5,361,024	22,545	6,013,869
Bruce N. Rogers, Ph.D.	440,000	176,000	5,240,029	22,545	5,878,574
Peter G. Linde, M.D.(2)	450,200	180,100	6,452,728	22,545	7,105,573
William D. DeVaul, Esq.	400,500	160,200	4,252,284	22,545	4,835,529

*Reflects benefits to be provided upon a termination without cause or resignation for good reason within three months before or 12 months after a change in control.
(1) Represents the intrinsic value of "in-the money" unvested options and restricted stock units as of December 31, 2021 that would vest in accordance with the Change in Control and Severance Agreements. Values were derived using the closing price of the Company's common stock on December 31, 2021.

(2) Dr. Linde will not be entitled to any amounts shown in this table since he resigned effective on December 31, 2021.
Amended and Restated Change in Control Agreements.
In February 2022, the Company’s Board of Directors approved a new form of Change in Control and Severance Agreement (the “Amended and Restated Change in Control Agreement”). The Amended and Restated Change in Control Agreement provides the same severance benefits noted above, but the three-year term has been removed and the definition of Good Reason has been revised.
Restrictive Covenants
Each of our Named Executive Officers has also entered into a Non-Disclosure, Non-Competition and Assignment of Intellectual Property Agreement with us, which agreement contains 12-month post-termination non-competition and non-solicitation covenants.
Other Benefits
Our Named Executive Officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of December 31, 2021, concerning securities authorized for issuance under all of our equity compensation plans: our 2018 Stock Incentive Plan, which terminated when we adopted the 2019 Equity Incentive Plan, or EIP, and the 2019 Employee Stock Purchase Plan, or the ESPP.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (#)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (#)(a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,790,736	$20.03	2,278,486(2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,790,736	$20.03	2,278,486

(1)	The weighted average exercise price does not take into account the shares subject to outstanding RSUs, which have no exercise price.
(2)	Represents 1,476,864 shares available for issuance under our the EIP, which plan permits the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock, stock awards and restricted stock units; and 801,622 shares available for issuance under the ESPP. The EIP and ESPP each contain an “evergreen” provision, pursuant to which on January 1st of each year we automatically add 4% and 1% of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance, respectively. In addition, pursuant to a “pour over” provision in our EIP, options that were cancelled, expired or terminated under the 2018 Stock Incentive Plan were added to the number of shares reserved for issuance under our EIP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections entitled "Management" and "Executive Compensation," the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•we have been or are to be a participant;
•the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.
There have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the section entitled "Executive Compensation."
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, we expect that our Audit Committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.
ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, Massachusetts 02451.
To be timely for our company’s annual meeting of stockholders to be held in 2023 (2023 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 23, 2023 and not later than the close of business on March 25, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2022 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices (1) not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and (2) not later than the close of business on the later of the 75th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 Annual Meeting must be received by us not later than December 30, 2022 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws.
Available Information
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Morphic Holding, Inc.
35 Gatehouse Drive, A2,
Waltham, Massachusetts 02451
Attn: Investor Relations
The Annual Report on Form 10-K is also available at https://investor.morphictx.com/sec-filings.
“Householding” - Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Computershare Trust Company, N.A., either by calling toll-free (800) 962-4284, or by writing to Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, Massachusetts 02451, Attn: Investor Relations, submit a request on our website at www.morphictx.com/contact.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

Morphic Holding, Inc.
Amended and Restated 2019 Equity Incentive Plan
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries, and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 29.

2.SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.6 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is Two Million Eight Hundred Thousand (2,800,000) Shares, plus (a) any reserved Shares not issued or subject to outstanding awards granted under the Company’s 2018 Equity Incentive Plan, as amended (the “Prior Plan”) on the Effective Date (as defined below), (b) Shares that are subject to awards granted under the Prior Plan that cease to be subject to such awards by forfeiture or otherwise after the Effective Date, (c) Shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (d) Shares issued under the Prior Plan that are repurchased by the Company at the original issue price, (e) Shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of a stock option or withheld to satisfy the tax withholding obligations related to any award, and (f) Shares that are subject to awards granted prior to the effectiveness of the Prior Plan that are forfeited or otherwise repurchased by the Company.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR, (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price, (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for grant and issuance in connection with subsequent Awards under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 22.2 hereof.

2.3. Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan will be increased on January 1 of each of the first ten (10) calendar years during the term of the Plan by the lesser of (a) four percent (4%) of the number of shares of all classes of the Company’s common stock issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5. ISO Limitation. No more than Twenty-Eight Million (28,000,000) Shares will be issued pursuant to the exercise of ISOs granted under the Plan.

2.6. Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off, or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in

Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3.ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors, and Non-Employee Directors, provided that such Consultants, Directors, and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms, and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
a.construe and interpret this Plan, any Award Agreement, and any other agreement or document executed pursuant to this Plan;
b.prescribe, amend, and rescind rules and regulations relating to this Plan or any Award;
c.select persons to receive Awards;
d.determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
e.determine the number of Shares or other consideration subject to Awards;
f.determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
g.determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary, or Affiliate;
h.grant waivers of Plan or Award conditions;
i.determine the vesting, exercisability, and payment of Awards;
j.correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
k.determine whether an Award has been vested and/or earned;
l.determine the terms and conditions of any, and to institute any Exchange Program;
m.reduce or modify any criteria with respect to Performance Factors;
n.adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events, or circumstances to avoid windfalls or hardships;
o.adopt terms and conditions, rules, and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;
p.exercise discretion with respect to Performance Awards;
q.make all other determinations necessary or advisable for the administration of this Plan; and

r.delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

4.3. Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4. Documentation. The Award Agreement for a given Award, the Plan, and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries, and Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs, and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals, provided, however, that no action taken under this Section 4.5 will increase the Share limitations contained in Section 2.1 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants, and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length, and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option, provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant, and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12 and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
a.Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
b.Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
c.Cause. Unless as otherwise determined by the Committee, if the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9. Modification, Extension or Renewal. The Committee may modify, extend, or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed, or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 19 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants, provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended, or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the

Purchase Price must be made in accordance with Section 12 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length, and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary, or Affiliate. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length, and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash or Shares (which may consist of Restricted Stock) having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR, (b) the Exercise Price and the time or times during which the SAR may be settled, (c) the consideration to be distributed on settlement of the SAR, and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date, provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

8.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

9.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU, (b) the time or times during which the RSU may be settled, (c) the consideration to be distributed on settlement, and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2. Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.PERFORMANCE AWARDS.

10.1. Types of Performance Awards. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary, or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards will be made pursuant to an Award Agreement.

a.Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of

Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion.
b.Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
c.Cash-Settled Performance Awards. The Committee may also grant cash-based Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2. Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares, (c) the Performance Factors and Performance Period that will determine the time and extent to which each award of Performance Shares will be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length, and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.CASH AWARDS. A Cash Award (“Cash Award”) is an award that is denominated in, or payable to an eligible Participant solely in, cash, as deemed by the Committee to be consistent with the purposes of the Plan. Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 11 may be granted with value and payment contingent upon the achievement of Performance Factors.

12.PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
a.by cancellation of indebtedness of the Company to the Participant;
b.by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
c.by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;
d.by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
e.by any combination of the foregoing; or
f.by any other method of payment as is permitted by applicable law.

The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

13.GRANTS to Non-Employee directors.

13.1. General. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 13 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed Five Hundred Thousand Dollars ($750,000) in value (as described below) in any calendar year, increased to Seven Hundred and Fifty Thousand Dollars ($1,000,000) in value (as described below) in the calendar year of his or her initial services as a Non-Employee Director. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 13.1.

13.2. Eligibility. Awards pursuant to this Section 13 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 13.

13.3. Vesting, Exercisability and Settlement. Except as set forth in Section 22, Awards will vest, become exercisable, and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.4. Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Committee. Such Awards will be issued under the Plan. An election under this Section 13.4 will be filed with the Company on the form prescribed by the Company.

14.WITHHOLDING TAXES.

14.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local, and international tax or any other tax or social insurance liability (the “Tax-Related Items”) legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

14.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld, or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

15.TRANSFERABILITY.

15.1. Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

16.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

16.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

16.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

17.CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends, and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state, or foreign securities law, or any rules, regulations, and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted, and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

18.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the

Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note, provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

19.REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

20.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules, and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification, or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange, or automated quotation system, and the Company will have no liability for any inability or failure to do so.

21.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary, or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary, or Affiliate to terminate Participant’s employment or other relationship at any time.

22.CORPORATE TRANSACTIONS.

22.1. Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed, converted, replaced, or substituted by the successor corporation, which assumption, conversion, replacement or substitution will be binding on all Participants. In the event of a substitution, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace, or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all Shares or cash subject to such Awards (and any applicable right of repurchase shall fully lapse) immediately prior to the Corporate Transaction and all such Awards shall expire on such Corporate Transaction at such time and on such conditions as the Board will determine. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace, or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Participant’s Award will, if exercisable, be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not all be treated in the same manner in a Corporate Transaction, and treatment may vary from Award to Award and/or from Participant to Participant.

22.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

22.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

23.ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

24.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from June 10, 2019. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

25.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan, provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval, provided further that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan will affect any then-outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation, or rule.

26.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

27.INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers, and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

28.All Awards Subject to Company Clawback or Recoupment Policy. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

29.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

29.1. “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

29.2. “Award” means any award under the Plan, including any Option, Performance Award, Cash Award, Restricted Stock, Stock Bonus, Stock Appreciation Right, or Restricted Stock Unit.

29.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

29.4. “Board” means the Board of Directors of the Company.

29.5. “Cash Award” means an award as defined in Section 11 and granted under the Plan.

29.6. “Cause” means a determination by the Company that the Participant has committed an act or acts constituting any of the following: (i) dishonesty, fraud, misconduct or negligence in connection with Participant’s duties to the Company, (ii) unauthorized disclosure or use of the Company’s confidential or proprietary information, (iii) misappropriation of a business opportunity of the Company, (iv) materially aiding Company competitor, (v) a felony conviction, (vi) failure or refusal to attend to the duties or obligations of the Participant’s position (vii) violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant or (viii) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of the Company. The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company and will be final and binding on the Participant. This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 21 above. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant, provided that such document supersedes the definition provided in this Section 29.6.

29.7. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

29.8. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

29.9. “Common Stock” means the common stock of the Company.

29.10. “Company” means Morphic Holding, Inc., a Delaware corporation, or any successor corporation.

29.11. “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary, or Affiliate to render services to such entity.

29.12. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the Company), or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

29.13. “Director” means a member of the Board.

29.14. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

29.15. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock, or other property dividends in amounts equal equivalent to cash, stock, or other property dividends for each Share represented by an Award held by such Participant.

29.16. “Effective Date” means the day immediately prior to the Company’s IPO Registration Date, subject to approval of the Plan by the Company’s stockholders.

29.17. “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary, or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

29.18. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

29.19. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled, or exchanged for cash, the same type of Award, or a different Award (or combination thereof); or (b) the exercise price of an outstanding Award is increased or reduced.

29.20. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

29.21. “Fair Market Value” means, as of any date, the value of a Share, determined as follows:
a.if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;
b.if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;
c.in the case of an Option or SAR grant made on the IPO Registration Date, the price per share at which Shares are initially offered for sale to the public by the Company’s underwriters in the initial public offering of Shares as set forth in the Company’s final prospectus included within the registration statement on Form S-1 filed with the SEC under the Securities Act; or
d.by the Board or the Committee in good faith.

29.22. “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

29.23. “IPO Registration Date” means the date on which the Company’s registration statement on Form S-1 in connection with its initial public offering of common stock is declared effective by the SEC under the Securities Act.

29.24. “IRS” means the United States Internal Revenue Service.

29.25. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary, or Affiliate.

29.26. “Option” means an award of an option to purchase Shares pursuant to Section 5.

29.27. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

29.28. “Participant” means a person who holds an Award under this Plan.

29.29 “Performance Award” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.30. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
a.profit before tax;
b.billings;
c.revenue;
d.net revenue;
e.earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation, and amortization);
f.operating income;
g.operating margin;
h.operating profit;
i.controllable operating profit or net operating profit;
j.net profit;
k.gross margin;
l.operating expenses or operating expenses as a percentage of revenue;
m. net income;
n.earnings per share;
o.total stockholder return;
p.market share;
q.return on assets or net assets;

r.the Company’s stock price;
s.growth in stockholder value relative to a pre-determined index;
t.return on equity;
u.return on invested capital;
v.cash flow (including free cash flow or operating cash flows);
w.cash conversion cycle;
x.economic value added;
y.individual confidential business objectives;
z.contract awards or backlog;
aa.overhead or other expense reduction;
bb. credit rating;
cc. strategic plan development and implementation;
dd. succession plan development and implementation;
ee. improvement in workforce diversity;
ff. customer indicators and/or satisfaction;
gg. new product invention or innovation;
hh. attainment of research and development milestones;
ii. improvements in productivity;
jj. bookings;
kk. attainment of objective operating goals and employee metrics;
ll. sales;
mm. expenses;
nn. balance of cash, cash equivalents, and marketable securities;
oo. completion of an identified special project;
pp. completion of a joint venture or other corporate transaction;
qq. employee satisfaction and/or retention;
rr. research and development expenses;
ss. working capital targets and changes in working capital; and
tt. any other metric that is capable of measurement as determined by the Committee.
The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

29.31. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

29.32. “Performance Share” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.33. “Performance Unit” means an Award as defined in Section 10 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

29.34. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

29.35. “Plan” means this Morphic Holding, Inc., 2019 Equity Incentive Plan.

29.36. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

29.37. “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan, or issued pursuant to the early exercise of an Option.

29.38. “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.

29.39. “SEC” means the United States Securities and Exchange Commission.

29.40. “Securities Act” means the United States Securities Act of 1933, as amended.

29.41. “Service” will mean service as an Employee, Consultant, Director, or Non-Employee Director, to the Company or a Parent, Subsidiary, or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary, or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status from an Employee to a Consultant or Non-Employee Director (or vice versa) will not terminate the Participant’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

29.42. “Shares” means shares of the Common Stock and the common stock of any successor entity of the Company.

29.43. “Stock Appreciation Right” means an Award defined in Section 8 and granted under the Plan.

29.44. “Stock Bonus” means an Award defined in Section 7 and granted under the Plan.

29.45. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

29.46. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

29.47. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MORF2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, June 7, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85490-P72606

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MORPHIC HOLDING, INC.

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
1. Election of three Class III directors to our Board of Directors to serve until the 2025 Annual Meeting of Stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Martin Edwards, M.D.
02) Nisha Nanda, Ph.D.
03) Praveen Tipirneni, M.D.

The Board of Directors recommends you vote FOR Proposals 2, 3 and 5 and ONE YEAR for Proposal 4.

NOTE: Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all party in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D85491-P72606

MORPHIC HOLDING, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2022 1:00 PM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Praveen Tipirneni and William DeVaul, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Morphic Holding, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time on Wednesday, June 8, 2022, online at www.virtualshareholdermeeting.com/MORF2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE